June 4, 2024

Interface, Inc.
1280 West Peachtree Street, NW
Atlanta, Georgia 30309

Re: Registration Statement on Form S-8 Filed by Interface, Inc.

Ladies and Gentlemen:

I have acted as Vice President, General Counsel and Secretary for Interface, Inc., a Georgia corporation (the “Company”), in connection with the registration of 3,200,000 shares (the “Shares”) of common stock, $0.10 par value per share, of the Company that may be issued or delivered and sold pursuant to the Interface, Inc. 2020 Omnibus Stock Incentive Plan, as Amended and Restated Effective May 13, 2024 (the “Plan”). In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, it is my opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Georgia, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, I have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company. In rendering the opinion above, I have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares under the Securities Act of 1933.

Very truly yours,

/s/ David B. Foshee

David B. Foshee
Vice President, General Counsel and Secretary of Interface, Inc.